SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 25, 2021

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-55711	86-3911779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway Suite 401 Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-787-8455

 2110 5th Avenue

Ronkonkoma, NY

631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange.

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 202, the Company issued GW Holdings Group LLC, a New York limited liability company an Original Issue Discount $200,000 Promissory Note, with a net amount of $150,000, from August 23, 2021. The Note bears 0% interest and is payable August 23, 2022, unless converted into shares of common stock by the Holder at the conversion price of $0.01 per share.

Item 8.01	Other Events.

Effective August 30, 2021, the Corporate and Executive Offices of the Company, and its subsidiaries, including The Integrity Wellness Group, Inc., have been relocated to:

150 Motor Parkway

Suite 401

Hauppauge, NY 11787

The phone number of the Company has been changed to 631-787-8455.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Promissory Note with GW Holdings Group LLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc.

Date: August 26, 2021	By:	/s/ James W. Zimbler
James W. Zimbler Vice President

3